Exhibit 10.7.1

EXECUTION VERSION

FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT

THIS FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT (this “Amendment”), entered into and effective as of November 30, 2012 (the “Amendment Effective Date”), by and between ESH STRATEGIES BRANDING LLC, a Delaware limited liability company (“Licensor”), and ESA CANADA OPERATING LESSEE INC., an Ontario corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS Licensor and Licensee are parties to that certain Trademark License Agreement dated October 8, 2010 (the “Original Trademark License Agreement”); and

WHEREAS Licensor and Licensee each wish to amend the Original Trademark License Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Original Trademark License Agreement.

2. In the Background recitals, the definitions of Names and Marks shall be deemed to include any rights Licensor may have in EXTENDED STAY or EXTENDED STAY HOTELS).

3. Article 2 of the Original Trademark License Agreement is hereby amended by inserting new Section 2.3 as follows:

“2.3 Exclusive Branding. Licensee acknowledges and agrees that during the term of this Agreement, provided no Royalty Termination Date (as hereinafter defined) has occurred and is continuing, Licensee shall not operate, market or brand any of the Hotels with the trademarks, service marks or trade names of any hotel, lodging or hospitality franchise of any third party. After the occurrence of a Royalty Termination Date, notwithstanding Section 2.2(a), Licensee may (a) operate, market or brand any of the Hotels with the trademarks, service marks or trade names of any hotel, lodging or hospitality franchise and (b) use the Marks or the Names preceded by the words “formerly” or “formerly known as” or other similar indications next to any new trademarks, service marks or tradenames adopted by Licensee in connection with its transition to new trademarks, service marks and trade names, or otherwise in connection with its re-branding efforts.”

4. Article 4 of the Original Trademark License Agreement is hereby amended by adding the following at the end of the existing Article 4:

“Notwithstanding anything to the contrary, after the occurrence of a Royalty Termination Date, the quality of Licensee’s products and services shall be deemed satisfactory to Licensor so long as the quality of such products and services is at least the same as the quality of the products and services of Licensee prior to the occurrence of the Royalty Termination Date.”

5. Article 6 of the Original Trademark License Agreement is hereby restated in its entirety to provide as follows:

“This Agreement shall become effective as of the date hereof and shall continue, unless sooner terminated as specifically provided herein, until December 31, 2052. This Agreement shall automatically terminate with respect to any of the Hotels upon the date that such Hotel ceases to be owned or leased, as applicable, by Licensee. Notwithstanding the foregoing, upon the occurrence of a Royalty Termination Date with respect to any Hotel or Hotels, the term of this Agreement shall continue in perpetuity with respect to the applicable Hotel or Hotels.”

6. The first and second sentences of Article 7 of the Original Trademark License Agreement are hereby restated in their entirety to provide as follows:

“During each calendar year of the term of this Agreement (and for a fraction of any partial calendar year) prior to the Royalty Termination Date (as defined below), in consideration of the rights provided to Licensee under this Agreement, Licensor will be paid a fee (the “Fee”) at the rate of 0.3% of Gross Operating Revenues (as defined below) per calendar year (the “Running Royalty Rate”), subject to the further provisions of this Article 7.

Notwithstanding the foregoing, on or prior to January 31, 2013, the Fee shall be pre-paid in full by Licensee to Licensor as a one-time lump sum payment in the amount of $92,458 (the “Two Year Pre-Paid Fee”) for the two-year period commencing on January 1, 2013 and ending on December 31, 2014 (the “Pre-Paid Term”). The parties acknowledge and agree that the Two Year Pre-Paid Fee represents their best good-faith estimate, as of the Amendment Effective Date, as to the Fee to which Licensor would be entitled for the Pre-Paid Term at the Running Royalty Rate based on expected Gross Operating Revenues during the Pre-Paid Term. In addition, the parties acknowledge and agree that the Fee shall not be payable on a current basis, and shall accrue with interest at the rate of 3.40470% per annum (compounded monthly), for the period commencing on the earlier to occur of (i) December 31, 2014 and (ii) a Public Sale (as defined in the Loan Agreement), and ending upon the repayment in full of the Loan and the Mezzanine Loans (as such terms are defined in the Loan Agreement). All accrued and unpaid Fees shall be paid upon the repayment of the Loans in full or such later date as may be agreed upon by Licensor and Licensee.

In addition, and notwithstanding the foregoing, in the event that Lender (as defined in that certain Loan Agreement dated as of November 30, 2012 between ESA P Portfolio L.L.C., ESA P Portfolio MD Borrower L.L.C., ESH/TN Properties L.L.C., ESA Canada Properties Borrower, L.L.C., collectively as borrower, JP Morgan Chase Bank, National Association, German American Capital Corporation, Citigroup Global Markets Realty Corp., Bank of America, N.A. and Goldman Sachs Mortgage Company, together

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with their respective successors and assigns, collectively as lender, and the other entities which are signatories thereto (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”)), or its designee acquires title to any Hotel or Hotels, whether by foreclosure, deed in lieu of foreclosure or otherwise, or if any Mezzanine Lender (as defined in the Loan Agreement) or its designee acquires title to its equity collateral, whether by foreclosure, assignment in lieu of foreclosure or otherwise (the date on which any of the foregoing occur, the “Royalty Termination Date”), in each case (i) the Running Royalty Rate shall be reduced to 0.0% with respect to the applicable Hotel or Hotels, (ii) no further Fee shall be due to Licensor hereunder in respect of such Hotel or Hotels and (iii) all prior accrued and unpaid Fees shall be deemed waived by Licensor.”

7. The second sentence of Article 9 of the Original Trademark License Agreement is hereby restated in its entirety to provide as follows:

“Licensee shall not assign this Agreement without the prior written consent of Licensor and any purported assignment in violation of this provision shall be null and void ab initio; provided, that, notwithstanding anything to the contrary (including any restrictions on assignment in Article 1), Licensee may, following the occurrence of a Royalty Termination Date with respect to any Hotel or Hotels and on prior written notice to Licensor, assign this Agreement in whole or in part to a Permitted Assignee (as defined below) solely with respect to such Hotels owned by such Permitted Assignee. “Permitted Assignee” shall mean any of: (i) ESA Canada Properties Trust, (ii) ESA Canada Properties Borrower L.L.C., (iii) ESA Canada Administrator L.L.C., and (iv) any other Person that owns fee title to the applicable Hotel then leased by Licensee.”

8. Schedule A and Schedule B of the Original Trademark License Agreement are hereby replaced in their entirety with Schedule A and Schedule B attached hereto.

9. Article 1 of the Original Trademark License Agreement is hereby amended by inserting new Section 1.5 as follows:

“Brand Consolidation. The parties acknowledge and agree that: (i) Licensor is currently undertaking a consolidation of its brands (the “Brand Consolidation”) under which use of the EXTENDED STAY DELUXE, STUDIOPLUS, HOMETOWN INN, HOMESTEAD STUDIO SUITES and HOMESTEAD VILLAGE brands (collectively, the “Discontinued Brands”) will be discontinued for all Hotels; and (ii) upon completion of the Brand Consolidation with respect to any Discontinued Brand prior to any Royalty Termination Date, the Names, Marks and Websites for such Discontinued Brand shall, without further action by the parties, be deemed removed from Schedule A and Schedule B, respectively, and shall no longer be licensed to Licensee under the licenses granted under Article 1 of this Agreement; provided, that the foregoing clauses (i) and (ii) shall not apply to EXTENDED STAY or any variation or combination thereof (except EXTENDED STAY DELUXE),.”

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10. Section 1.3 of the Original Trademark License Agreement is hereby restated in its entirety to provide as follows:

“1.3 License of Websites. Licensor hereby grants to Licensee, subject to the terms and conditions set forth in this Agreement, a non-exclusive and non-transferable right to use the Websites (which term “Website” shall be deemed to include the website and the related domain name for the purposes of this Section 1.3) in connection with the operation of the Hotels: (a) to have information regarding the Hotels displayed on the Websites in a manner substantially similar to that in which information regarding the hotels of other licensees of the Websites is displayed, and (b) to have the Hotels included in any online reservation system or other features, functions or services operated through the Websites in a manner substantially similar to that made available to other licensees of the Websites; provided, that following the Royalty Termination Date, Licensee shall reimburse Licensor for Licensee’s pro rata share of the cost of operating the Websites in connection with the foregoing, and the quality and service levels of the Websites shall be at least the same as the quality and service levels of the Websites prior to the Royalty Termination Date. For the avoidance of doubt, and subject to the foregoing, Licensee shall have no right to control or approve the design, appearance or any other aspect of the content or operation of the Websites and all such rights shall be retained by Licensor; provided, that Licensor shall use commercially reasonable efforts to accommodate any reasonable changes to the Websites requested by Licensee at Licensee’s expense.”

11. The Original Trademark License Agreement is hereby amended by adding the following as Article 12 thereto:

“ARTICLE 12

CERTAIN LOAN RESTRICTIONS

12.1 Licensee and Licensor acknowledge that in connection certain mortgage and mezzanine loans (each a “Loan” and collectively, the “Loans”) being obtained by Licensee and certain of its affiliates on or about November 30, 2012 (the “Loan Closing Date”), Licensor is entering into that certain IP Owner Estoppel and Agreement, dated as of the Loan Closing Date (the “IP Owner Agreement”), with the mortgage and mezzanine lenders that are parties thereto (together with their respective successors and assigns as holders of the Loans, collectively, the “Lenders”). The loan documents evidencing the Loans are referred to herein, collectively, as the “Loan Documents”.

12.2 Licensee and Licensor hereby agree that so long as the Loans made by Lender remain outstanding, except as otherwise permitted under the Loan Documents (including the IP Owner Agreement), this Agreement shall not be terminated (except as provided in this Agreement), amended or modified by Licensee or Licensor, nor shall Licensee or Licensor waive any rights hereunder, without the prior consent of Lender.

12.3 This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto; except that, so long as the Loans shall be outstanding, each Lender shall be an intended third party beneficiary of Article 12 of this Agreement only.”

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12. Article 10 of the Original Trademark License Agreement is hereby amended by inserting new Section 10.3 as follows:

“Enforcement. IP Owner shall have the right to bring an action to obtain specific performance or an injunction against Licensee in the event of a material breach of this Agreement by Licensee, so long as such action is narrowly applied to the extent necessary to prevent the continuation of such breach.”

13. Except as expressly set forth in this Amendment, the Original Trademark License Agreement continues and remains unmodified and in full force and effect, and the Original Trademark License Agreement as hereby amended is ratified and confirmed.

14. All references in the Original Trademark License Agreement to “this Agreement” shall hereafter be deemed to refer to the Original Trademark License Agreement as amended by this Amendment.

15. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Licensor and Licensee have caused this Amendment to be duly executed on their behalf in the manner legally binding upon them.

LICENSOR:

ESH STRATEGIES BRANDING LLC, a Delaware limited liability company

By:	/s/ Vivek Melwani
Name: Vivek Melwani
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature page to First Amendment to Trademark License Agreement (Canadian)]

LICENSEE:

ESA CANADA OPERATING LESSEE INC., an Ontario corporation

By:	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

[Signature page to First Amendment to Trademark License Agreement (Canadian)]

SCHEDULE A

MARKS

(United States)

Trademark	Application/Registration Number	Country
HOMESTEAD SUITES (design plus words)	3450814	United States

SUITE OFFERS	3004515	United States

1-888-STAYHSD	3125821	United States

A ROOM. A KITCHEN. A REASONABLE PRICE.	3006021	United States

YOU GO THE DISTANCE. WE DO THE SAME.	3028288	United States

HOMESTEAD EXTENDED STAY LODGING	2715925	United States

HOMESTEAD VILLAGE	1819557	United States

HOMESTEAD VILLAGE (design plus words)	3072952	United States

HOMESTEAD INSTEAD	2482936	United States

HOMESTEAD GUEST STUDIOS	2504937	United States

HOMESTEAD STUDIO SUITES	2564446	United States

HOMESTEAD STUDIO SUITES (design plus words)	3095003	United States

CROSSLAND	2157514	United States

CROSSLAND ECONOMY STUDIOS (design plus words)	2154308	United States

THE AFFORDABLE WAY TO STAY. AND STAY. AND STAY.	2157712	United States

EXTENDED STAYAMERICA EFFICIENCY STUDIOS	2113801	United States

EXTENDED STAYAMERICA EFFICIENCY STUDIOS E (stylized)	2113800	United States

Trademark	Application/Registration Number	Country
EXTENDED STAYAMERICA EFFICIENCY STUDIOS E (stylized)	2157547	United States

EXTENDED STAY AMERICA	2021504	United States

EXTENDED STAY AMERICA	2457084	United States

E EXTENDED STAY AMERICA (design plus words)	3496984	United States

EXSTAY.COM	3055797	United States

ROAD WARRIORS	2456070	United States

STUDIO PLUS	1509652	United States

STUDIO PLUS	3067826	United States

STUDIOPLUS DELUXE STUDIOS	2304753	United States

STUDIOPLUS (stylized)	2116171	United States

EXTENDED STAY DELUXE	3016461	United States

E EXTENDED STAY DELUXE (stylized)	3198051	United States

1-800-EXSTAY	3122763	United States

EEEE	3450820	United States

E EXTENDED STAY HOTELS (design plus words)	3103158	United States

EXTENDED STAY DELUXE HOTEL (design plus words)	3560270	United States

HOMETOWN INN	2459037	United States

YOUR PERFECT PLACE FOR AN EXTENDED STAY	1513046	United States

DELUXE MORNINGS	3340696	United States

DELUXE ESSENTIALS	3340697	United States

EXTENDED STAY DELUXE	4104698	United States

Trademark	Application/Registration Number	Country
EXTENDED STAY HOTELS (design plus words)	4041378	United States

PASSIONATELY PRACTICAL	85660226	United States

EXTENDED STAY AMERICA	85462184	United States

EXTENDED STAY AMERICA (design plus words)	85462178	United States

[Star logo]	85462171	United States

EXTENDED STAY AMERICA (stylized)	85462167	United States

EXTENDED STAY AMERICA (design plus words)	85462158	United States

EXTENDED STAY CANADA	85701277	United States

[Star logo]	4167398	United States

STUDIOPLUS DELUXE STUDIOS	85787836	United States

SCHEDULE A

MARKS

(Foreign)

Trademark	Application/Registration Number	Country
EXTENDED STAY DELUXE	736065	Canada

E EXTENDED STAY DELUXE	737259	Canada

EXTENDED STAY AMERICA	562533	Canada

EXTENDED STAYAMERICA EFFICIENCY STUDIOS	562627	Canada

EXTENDED STAYAMERICA EFFICIENCY STUDIOS (& design)	562596	Canada

PORTICO	562605	Canada

EXTENDED STAY DELUXE HOTEL (& design)	802135	Canada

[Star logo (green)]	1,568,614	Canada

[Star logo (black)]	1,568,616	Canada

EXTENDED STAY CANADA	1,589,102	Canada

SCHEDULE B

WEBSITES

1800extstay.com

1800ext-stay.com

army-hotels.com

crossland.cc

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crossland.us

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esahotels.travel

extendedstayamericahotels.travel

extendedstaydeluxehotels.travel